Exhibit 99.1

Outset Medical Reports Third-Quarter Results

San Jose, CA – Nov 10, 2025 – Outset Medical, Inc. (Nasdaq: OM), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today reported financial results for the third quarter ended September 30, 2025 and revised its 2025 revenue guidance.

Third Quarter and Recent Highlights

•
Net revenue of $29.4 million grew 3% from the prior-year period, driven by a 8% increase in Tablo console revenue.
•
Recurring revenue consisting of Tablo consumables and services of $21.1 million increased slightly from the prior-year period. Consumable revenue, which was dampened in the quarter by order timing, has accelerated in the fourth quarter.
•
Gross margin reached 39.4%. On a non-GAAP basis, gross margin was 39.9%, expanding 3.5 percentage points over the prior-year period.
•
Operating expenses declined nearly 20% from the third quarter of 2024 and the company used less than $6 million of cash during the quarter, exiting the quarter with nearly $182 million total cash and short-term investments.

Outset revised its revenue outlook for 2025 to $115 million to $120 million from a prior range of $122 million to $126 million. Non-GAAP gross margin guidance remains unchanged, still expected to be in the high-30% range. Additionally, the company continues to expect it will use less than $50 million of cash in 2025 as compared to over $100 million used in 2024.

“Hospital demand continues to grow as a result of the clinical, operational and financial benefits that can be achieved by insourcing dialysis with Outset’s proven technology, expert know-how and exceptional service,” said Leslie Trigg, Chair and Chief Executive Officer. “We entered the second half of the year with work remaining in our commercial transformation, and while we have made good progress, the expected timing to close several large opportunities forecasted for the second half of 2025 has shifted. These opportunities remain in the final stages of our sales process and are now expected to close over the fourth quarter and into early 2026.”

Third Quarter 2025 Financial Results

Revenue for the third quarter was $29.4 million, an increase of 3% compared to $28.7 million in the third quarter of 2024. Product revenue was $20.6 million as compared to $20.3 million in the third quarter of 2024. Service and other revenue of $8.9 million increased 6% compared to $8.4 million in the third quarter of 2024. Recurring revenue from the sale of Tablo consumables and service was $21.1 million as compared to $21 million in the prior-year period.

Gross profit of $11.6 million increased 18% from $9.8 million in the third quarter of 2024. Gross margin was 39.4%, compared to 34.3% in the third quarter of 2024. On a non-GAAP basis, gross margin reached 39.9%, as compared to 36.4% in the third quarter of 2024. Product gross profit was $9.4 million, compared to $8.8 million in the third quarter of 2024. Product gross margin reached 45.7%, compared to 43.2% in the third quarter of 2024. Service and other gross profit was $2.2 million, compared to $1 million in the third quarter of 2024. Service and other gross margin was 24.8%, compared to 12.5% in the third quarter of 2024.

Operating expenses of $27.4 million declined 19% from the prior-year period as a result of reductions in spending during the year intended to streamline operations and accelerate the company’s path to profitability. Research and development (R&D) expenses were $5.4 million, sales and marketing (S&M) expenses were $13.6 million, and general and administrative (G&A) expenses were $8.5 million. This compared to operating expenses of $33.7 million in the third quarter of 2024, including R&D expenses of $8.1 million, S&M expenses of $15.4 million, and G&A expenses of $10.1 million.

Excluding stock-based compensation expense, severance and related charges, and litigation charges non-GAAP operating expenses were $22.1 million, including R&D expenses of $4.3 million, S&M expenses of $12.4 million, and G&A expenses of $5.5 million.

Net loss was $17.8 million compared to net loss of $27.9 million for the same period in 2024. On a non-GAAP basis, net loss was $12 million compared to non-GAAP net loss of $20.2 million for the same period in 2024.

Total cash, including restricted cash, cash equivalents and short-term investments, was $182 million as of September 30, 2025.

2025 Financial Guidance

Outset now expects 2025 revenue of $115 million to $120 million from a prior range of $122 million to $126 million. Non-GAAP gross margin guidance remains unchanged, still expected to be in the high-30% range. Additionally, the company continues to expect it will use less than $50 million of cash in 2025 as compared to over $100 million used in 2024.

Webcast and Conference Call Details

Outset will host a conference call today, November 10, 2025, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its third quarter 2025 financial results. Those interested in listening to the conference call may do so by registering online. Once registered, participants will receive dial-in numbers and a unique pin to join the call. Participants are encouraged to register more than 15 minutes before the start of the call. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.outsetmedical.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

The Company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, basic and diluted net income/loss per share, other income/loss, and cash flows. These non-GAAP financial measures are in addition to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. As listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, the Company’s GAAP financial measures include stock-based compensation expense, severance and related charges net of the reversal of compensation accruals for impacted employees, as well as litigation charges incurred outside of the ordinary course of business in connection with the stockholder class action and relative derivative lawsuits as disclosed in the Company’s Quarterly Report on Form 10-Q. Stock-based compensation is a non-cash expense, and severance and related charges arise outside the ordinary course of continuing operations and are not reflective of the Company's current operating performance. In addition, litigation charges related to the above-described matters are excluded because they constitute non-routine litigation costs, arise outside of the ordinary course of the Company’s business, and are not indicative of its recurring operating results or underlying performance trends. As such, management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance and period-to-period comparisons. There are limitations related to the use of non-GAAP financial measures because they are not prepared in accordance with GAAP, may exclude significant expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the Appendix A of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the Company’s possible or assumed future results of operations and financial position, including expectations regarding projected revenues, gross margin, operating expenses, capital expenditures, cash use, cash burn, cash position, profitability and outlook; statements about the sufficiency of the Company’s cash balances through cashflow breakeven; statements regarding the anticipated impacts and benefits of the Company’s cost reduction actions, initiatives to optimize the commercial organization and improve forecasting and order visibility, and restructurings; statements regarding anticipated customer orders or other business opportunities including the expected closing and timing thereof; statements regarding the Company’s overall business strategy, plans and objectives of management; the Company’s expectations regarding the market sizes and growth potential for Tablo and the total addressable market opportunities for Tablo; continued execution of the Company’s initiatives designed to expand gross margins; the Company’s ability to respond to and resolve any reports, observations or other actions by the Food and Drug Administration or other regulators in a timely and effective manner; as well as the Company’s expectations regarding the impact of macroeconomic factors (including changes in tariff or trade laws and policies) on the Company, its customers and suppliers. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission, including its latest annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

About Outset Medical, Inc.

Outset is a medical technology company transforming the dialysis experience across the continuum of care with a first-of-its-kind technology. The Tablo® Hemodialysis System, FDA-cleared for use from hospital to home, is trusted by more than 1,000 U.S. healthcare facilities and has enabled millions of treatments delivered by thousands of nurses. Designed to reduce the cost and complexity of dialysis, Tablo combines water purification and on-demand dialysate production into a single, integrated system that connects seamlessly with Electronic Medical Record systems and a proprietary data analytics platform. This enterprise solution empowers providers to develop an in-house dialysis program where they are in control – enabling better operational, clinical, and financial outcomes. Outset is redefining what’s possible in kidney care through innovation, scale, and a relentless commitment to improving the lives of patients and the professionals who care for them. For more information, visit www.outsetmedical.com.

Investor Contact

Jim Mazzola

jmazzola@outsetmedical.com

Outset Medical, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Product revenue	$20,558	$20,305	$64,934	$59,971
Service and other revenue	8,873	8,361	25,668	24,251
Total revenue	29,431	28,666	90,602	84,222
Cost of revenue:
Cost of product revenue (2)	11,169	11,532	33,962	34,680
Cost of service and other revenue	6,672	7,314	22,117	21,725
Total cost of revenue	17,841	18,846	56,079	56,405
Gross profit (1)	11,590	9,820	34,523	27,817
Gross margin (1)	39.4%	34.3%	38.1%	33.0%
Operating expenses:
Research and development (2)	5,376	8,139	16,180	30,508
Sales and marketing (2)	13,550	15,417	41,482	54,593
General and administrative (2)(3)	8,477	10,103	25,938	34,231
Total operating expenses	27,403	33,659	83,600	119,332
Loss from operations	(15,813)	(23,839)	(49,077)	(91,515)
Interest income and other income, net	1,855	2,149	5,734	7,718
Interest expense	(3,476)	(6,068)	(10,511)	(18,046)
Loss on extinguishment of term loan	—	—	(7,685)	—
Loss before provision for income taxes	(17,434)	(27,758)	(61,539)	(101,843)
Provision for income taxes	404	182	623	495
Net loss	$(17,838)	$(27,940)	$(62,162)	$(102,338)

Net loss per share, basic and diluted	$(1.00)	$(8.02)	$(4.37)	$(29.71)
Shares used in computing net loss per share, basic and diluted	17,783	3,484	14,228	3,445

(1) Gross profit and gross margin by source consisted of the following:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Gross profit
Product revenue	$9,389	$8,773	$30,972	$25,291
Service and other revenue	2,201	1,047	3,551	2,526
Total gross profit	$11,590	$9,820	$34,523	$27,817
Gross margin
Product revenue	45.7%	43.2%	47.7%	42.2%
Service and other revenue	24.8%	12.5%	13.8%	10.4%
Total gross margin	39.4%	34.3%	38.1%	33.0%

(2) Includes stock-based compensation expense and severance and related charges, net as follows:
	Three Months Ended		Nine Months Ended
Stock-based compensation expense	September 30,		September 30,
	2025	2024	2025	2024
Cost of revenue	$135	$296	$438	$1,092
Research and development	1,117	1,400	2,426	6,025
Sales and marketing	1,174	945	2,586	4,898
General and administrative	2,654	3,747	6,103	12,396
Total stock-based compensation expense	$5,080	$6,388	$11,553	$24,411

	Three Months Ended		Nine Months Ended
Severance and related charges, net	September 30,		September 30,
	2025	2024*	2025	2024*
Cost of revenue	$—	317	$—	518
Research and development	—	161	34	1,124
Sales and marketing	—	873	—	1,765
General and administrative	—	20	(42)	390
Total severance and related charges, net	$—	1,371	$(8)	3,797
* Net of adjustments to compensation accrual

(3) Includes non-ordinary course litigation charges related to shareholder class action and related derivative lawsuits as follows:
	Three Months Ended		Nine Months Ended
Litigation charges	September 30,		September 30,
	2025	2024	2025	2024
General and administrative	$343	$—	$343	$—
Total litigation charges	$343	$—	$343	$—

Outset Medical, Inc.

Condensed Balance Sheets

(in thousands, except per share amounts)

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,437	$124,014
Short-term investments	142,201	34,671
Accounts receivable, net	32,962	35,619
Inventories	49,289	59,387
Prepaid expenses and other current assets	4,478	4,530
Total current assets	265,367	258,221
Restricted cash	3,329	3,329
Property and equipment, net	5,254	8,133
Operating lease right-of-use assets	2,767	3,940
Other assets	538	2,172
Total assets	$277,255	$275,795
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,724	$3,862
Accrued compensation and related benefits	10,855	16,821
Accrued expenses and other current liabilities	6,692	8,205
Accrued warranty liability	1,363	1,938
Deferred revenue, current	14,900	12,753
Operating lease liabilities, current	1,912	1,799
Total current liabilities	37,446	45,378
Accrued interest	—	2,695
Deferred revenue	676	844
Operating lease liabilities	1,244	2,684
Term loans	95,524	197,375
Total liabilities	134,890	248,976
Commitments and contingencies
Stockholders' equity:
Preferred Stock, $0.001 par value; 5,000 shares authorized as of September 30, 2025 and December 31, 2024; 21 and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	3,841	—
Common stock, $0.001 par value; 300,000 shares authorized as of September 30, 2025 and December 31, 2024; 17,809 and 3,530 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	18	4
Additional paid-in capital	1,290,234	1,116,496
Accumulated other comprehensive income	157	42
Accumulated deficit	(1,151,885)	(1,089,723)
Total stockholders' equity	142,365	26,819
Total liabilities and stockholders' equity	$277,255	$275,795

Outset Medical, Inc.

Condensed Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Net cash used in operating activities	$(36,806)	$(99,815)
Net cash used in investing activities	(106,274)	(4,215)
Net cash provided by financing activities	55,503	68,808
Net decrease in cash, cash equivalents and restricted cash	(87,577)	(35,222)
Cash, cash equivalents and restricted cash at beginning of the period	127,343	71,838
Cash, cash equivalents and restricted cash at end of the period (1)	$39,766	$36,616

(1) The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the accompanying condensed balance sheets that sum to the total of the amounts shown in the accompanying condensed statements of cash flows (in thousands):

	September 30,
	2025	2024
Cash and cash equivalents	$36,437	$33,287
Restricted cash	3,329	3,329
Total cash, cash equivalents and restricted cash*	$39,766	$36,616

* The total cash, including restricted cash, cash equivalents and investment securities as of September 30, 2025 was $182.0 million; compared to $179.0 million as of September 30, 2024.

Appendix A

Outset Medical, Inc.

Results of Operations – Non-GAAP

(in thousands, except per share amounts)

(unaudited)

Reconciliation between GAAP and non-GAAP net loss per share:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP net loss per share, diluted	$(1.00)	$(8.02)	$(4.37)	$(29.71)
Stock-based compensation expense	0.29	1.83	0.81	7.09
Severance and related charges, net	—	0.39	—	1.10
Litigation charges	0.02	—	0.02	—
Non-GAAP net loss per share, diluted	$(0.69)	$(5.80)	$(3.54)	$(21.52)

Reconciliation between GAAP and non-GAAP net loss:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP net loss, diluted	$(17,838)	$(27,940)	$(62,162)	$(102,338)
Stock-based compensation expense	5,080	6,388	11,553	24,411
Severance and related charges, net	—	1,371	(8)	3,797
Litigation charges	343	—	343	—
Non-GAAP net loss, diluted	$(12,415)	$(20,181)	$(50,274)	$(74,130)

Reconciliation between GAAP and non-GAAP results of operations:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP gross profit	$11,590	$9,820	$34,523	$27,817
Stock-based compensation expense	135	296	438	1,092
Severance and related charges, net	—	317	—	518
Non-GAAP gross profit	$11,725	$10,433	$34,961	$29,427

GAAP gross margin	39.4%	34.3%	38.1%	33.0%
Stock-based compensation expense	0.5	1.0	0.5	1.3
Severance and related charges, net	—	1.1	—	0.6
Non-GAAP gross margin	39.9%	36.4%	38.6%	34.9%

GAAP research and development expense	$5,376	$8,139	$16,180	$30,508
Stock-based compensation expense	(1,117)	(1,400)	(2,426)	(6,025)
Severance and related charges, net	—	(161)	(34)	(1,124)
Non-GAAP research and development expense	$4,259	$6,578	$13,720	$23,359

GAAP sales and marketing expense	$13,550	$15,417	$41,482	$54,593
Stock-based compensation expense	(1,174)	(945)	(2,586)	(4,898)
Severance and related charges, net	—	(873)	—	(1,765)
Non-GAAP sales and marketing expense	$12,376	$13,599	$38,896	$47,930

GAAP general and administrative expense	$8,477	$10,103	$25,938	$34,231
Stock-based compensation expense	(2,654)	(3,747)	(6,103)	(12,396)
Severance and related charges, net	—	(20)	42	(390)
Litigation charges	(343)	—	(343)	—
Non-GAAP general and administrative expense	$5,480	$6,336	$19,534	$21,445

GAAP total operating expense	$27,403	$33,659	$83,600	$119,332
Stock-based compensation expense	(4,945)	(6,092)	(11,115)	(23,319)
Severance and related charges, net	—	(1,054)	8	(3,279)
Litigation charges	(343)	—	(343)	—
Non-GAAP total operating expense	$22,115	$26,513	$72,150	$92,734